UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

Nexstar Media Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700, Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On May 15, 2020, Nexstar Media Group, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide shareholders with greater insight into the Compensation Committee's consideration of the say-on-pay proposal at the 2019 annual meeting and its subsequent actions. Prior to the 2019 annual meeting, the members of the Compensation Committee held meetings with 18 stockholders who collectively held approximately 62% of the Company’s voting shares. These conversations with shareholders continued until a few days prior to the annual meeting. The topics of these conversations addressed both retrospective and prospective issues regarding the company's compensation program as well as other governance issues. Based on the conversations with shareholders at that time, the Compensation Committee members understood that the "Against" votes cast and to be cast at the 2019 annual meeting were largely due to the employee agreement entered into with CEO Sook in early 2019. Specifically, there was concern that the employment agreement guaranteed the base salary, annual bonus target opportunities, and number of shares to be granted in each year of the contractual period. The Company at that time decided to take no action with respect to the employment agreement. However, the Company made other alterations to the compensation program as outlined in the 2019 and 2020 proxy statements.

Upon further consideration of the shareholder engagement process, discussions with key shareholders, and the outcome of the 2019 say-on-pay vote, the Compensation Committee has subsequently committed that the Committee will no longer enter into approve employment agreements contractually requiring annual salary increases or specific pay levels for guaranteed payment of any element of variable compensation for multiple years of a contractual period.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: May 15, 2020	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)

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